Exhibit 23.2

                           Cordavano and Harvey, P.C.
                          Certified Public Accountants




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2002, appearing in the Annual Report on Form 10-KSB of Hydro Environmental Resources, Inc. for the year ended December 31, 2001 and to all references to our Firm included in this Registration Statement.


/s/ Cordavano and Harvey, P.C.
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Cordavano and Harvey, P.C.
Denver, Colorado.
January 15, 2003